UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        January 17, 2011

MILLER PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Tennessee	033-02249-FW	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Baker Highway, Huntsville, TN	37756
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(423) 663-9457

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2011, the Board of Directors appointed Don A. Turkleson to fill the vacancy created by the resignation of one of our directors in June 2010.  Mr. Turkleson has also been nominated for election at the annual meeting of shareholders to be held on March 11, 2011.  The committees upon which Mr. Turkleson will serve have not yet been determined.

Mr. Turkleson has over 35 years of accounting and financial experience with emphasis in the oil and gas business.  He is currently the Chief Financial Officer at Laurus Energy, Inc., a privately held company located in Houston, a position he has held since January 2010.  Prior to joining Laurus Energy, he was Senior Vice President and CFO for Cheniere Energy, Inc. where he worked from 1997 to June 2009.  During his 11 years at Cheniere, he oversaw the company's establishing an internal control environment compliant with Sarbanes-Oxley requirements and a financial reporting system for three publicly traded companies. As CFO, Mr. Turkleson helped lead Cheniere's completion of more than $6 billion in financings and re-financings, including project financing for a $1.5 billion Liquefied Natural Gas (LNG) receiving terminal, $2.2 billion in publicly traded senior notes, term loans, convertible debt, and equity offerings including the IPO of a master limited partnership. Mr. Turkleson also served as Vice President – Finance for PetroCorp Incorporated, an oil and gas exploration and production company where he worked from 1983 to 1996.  At PetroCorp, he assisted in the negotiation for management of 700 oil and gas properties, the merger of $50 million in properties for equity, the formation of joint ventures to acquire $175 million in oil and gas properties, and the completion of the company's initial public offering.  He began his career at Arthur Andersen & Co. in 1975 where he worked as a certified public accountant for eight years, principally with oil and gas industry clients. While at Arthur Andersen, he assisted in various client equity offerings, including the coordination of financial reporting for a $600 million exchange offering initial public offering which combined over 200 limited partnerships.  Mr. Turkleson received a Bachelor of Science in Accounting from Louisiana State University, and is a Certified Public Accountant.  He also serves on the board of directors of the general partner of Cheniere Energy Partners, L.P., a publicly traded master limited partnership, and on the board of managers of privately-held Stone Horn Ridge LLC.

Item 7.01	Regulation FD Disclosure.

January 19, 2011 we issued a press release announcing the appointment of Don A. Turkleson to our board of directors.  A copy of the press release is filed as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Petroleum, Inc. under the Securities Act or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated January 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER PETROLEUM, INC.

Date: January 19, 2011	By:	/s/ Paul W. Boyd
Paul W. Boyd, Chief Financial Officer